News Release

Exhibit 99.1
Company Contact:
Dan Smith
Acuity Brands, Inc.
(404) 853-1423

Acuity Brands Reports Fiscal 2013 Third Quarter Results
Net Sales Rise 11% to $541.5 Million; Adjusted Diluted EPS Increases 18% to $0.97

ATLANTA, July 2, 2013 - Acuity Brands, Inc. (NYSE: AYI) (“Company”) today announced fiscal 2013 third quarter net sales of $541.5 million, an increase of $54.0 million, or 11 percent, compared with the year-ago period. Fiscal 2013 third quarter adjusted net income of $41.9 million increased 20 percent compared with $34.8 million for the prior-year period. Adjusted diluted earnings per share (“EPS”) for the third quarter of fiscal 2013 were $0.97 compared with $0.82 for the year-ago period, an increase of over 18 percent. Reported GAAP net income for the third quarter of fiscal 2013 was $31.7 million, or $0.73 diluted EPS, compared with $33.6 million, or $0.79 diluted EPS, for the year-ago period.
Adjusted net income and adjusted diluted EPS for the third quarter of fiscal 2013 exclude: $7.2 million pre-tax special charge related to streamlining activities, or $0.11 diluted EPS; $0.8 million of temporary manufacturing inefficiencies, or $0.01 diluted EPS; and, a pre-tax loss of $8.1 million, or $0.12 diluted EPS, resulting from fraud perpetrated at a freight payment and audit service firm formerly retained by the Company. Adjusted results for the prior-year fiscal third quarter exclude a $1.9 million pre-tax special charge related to streamlining activities, or $0.03 diluted EPS. Management believes these items impacted the comparability of the Company's results and that the adjusted financial measures enhance the reader's overall understanding of the Company's current financial performance and prospects for the future. A reconciliation of adjusted financial measures to the most directly comparable GAAP measure is provided in the tables at the end of this release.
Vernon J. Nagel, Chairman, President, and Chief Executive Officer of Acuity Brands, commented, “We are very pleased with our adjusted results for the third quarter, particularly the growth in net sales, which we believe meaningfully outperformed the overall growth rate of the North American lighting market that we primarily serve. We believe this is reflective of our strategy to aggressively introduce innovative and energy-efficient lighting solutions, expand in key channels and geographies, and enhance our customer service. We believe that we are seeing the initial stage of returns on the significant investments we have made over the past few years to broaden and extend the value that we bring to our many customers and the markets that we serve. Our net sales were higher across most product categories and key sales channels, while

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our LED lighting solutions more than doubled from a year ago and now approach approximately 20 percent of our total net sales. Adjusted gross profit margin was 41.0 percent while adjusted operating profit margin was 12.2 percent, a ten basis point improvement over the year-ago period.”
Mr. Nagel continued, “Our third quarter financial performance reflects strong operating performance while investing to both expand our industry-leading product and solutions portfolio and enhance our production, distribution, and customer service and support capabilities. In an effort to help fund these important investments, we initiated streamlining actions in the fiscal third quarter of 2013 to improve our efficiency by realigning responsibilities within various selling, distribution, and administrative (“SD&A”) departments as well as deciding to further consolidate our manufacturing footprint, which will include the future closure of certain small production facilities.”
The 11 percent growth in net sales was due primarily to a 14 percent increase in sales volume which was partially offset by the impact of an unfavorable change in product prices and the mix of products sold (“price/mix”) of approximately 3 percent. The impact on net sales from foreign currency and acquisitions was not material. Sales volume was higher across most product categories and key sales channels which reflects the growing non-residential renovation and retrofit market as well as improvement in the overall residential market. The Company estimates the unfavorable price/mix in the current quarter compared with the year-ago period was due primarily to greater sales of lower-margin products sold in the third quarter of fiscal 2013 as a result of an increase in the number of large renovation projects, particularly for national retailers, as well as a greater amount of less featured value-oriented products sold through certain sales channels. In addition, price/mix was influenced by a reduction in the sales price of certain LED luminaries reflecting the continued decline in the cost of purchased LED components. Because of the changing dynamics of the Company's product portfolio, including the increase of integrated lighting solutions as well as the proliferation of new products due to the adoption of solid-state lighting, it is not possible to precisely quantify volume as well as accurately differentiate the individual components of price/mix.
Adjusted operating profit for the third quarter of fiscal 2013 was $66.1 million, or 12.2 percent of net sales, compared with adjusted operating profit in the prior-year period of $59.2 million, or 12.1 percent of net sales. Fiscal 2013 third quarter reported GAAP operating profit was $50.0 million, or 9.2 percent of net sales, compared with $57.3 million, or 11.8 percent of net sales, for the prior-year period.
Fiscal 2013 third quarter results included $3.0 million of net miscellaneous income compared with $2.7 million in the prior-year period. Net miscellaneous income for the third quarter of fiscal 2013 consisted primarily of gains associated with asset sales of an empty facility and idle equipment. Prior year's net miscellaneous income consisted primarily of gains resulting from the impact of exchange rate changes on foreign currency exposures, particularly those associated with the Mexican Peso.

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The effective tax rate for the third quarter of fiscal 2013 was 29.9 percent compared with 35.8 percent for the prior-year period. The decrease in the effective tax rate was due primarily to the favorable impact of a reduction in certain income tax reserves. The Company estimates that the effective tax rate for the fiscal 2013 full year will be approximately 35 percent if the rates in its taxing jurisdictions remain generally consistent throughout the year.
During the third quarter of fiscal 2013, the Company continued efforts to streamline the organization through the realignment of responsibilities primarily within various SD&A departments as well as the planned closure of certain small production facilities. The Company recorded a pre-tax special charge of $7.2 million in the third quarter of fiscal 2013 associated with these streamlining activities. The special charge consisted primarily of severance and employee-related costs. Management expects to incur production transfer expenses and additional costs associated with these streamlining actions totaling approximately $2 million during the next two fiscal quarters. Management estimates that the total annualized pre-tax savings associated with the streamlining activities initiated in 2013 to be approximately $15 million, of which approximately $2 million is forecast to be realized in the fourth quarter of fiscal 2013. Management expects to be at the total annualized savings run rate from the streamlining activities by the end of calendar year 2013 following the completion of the transfer of production and closure of the facilities.
During the third quarter of fiscal 2013, the Company incurred costs of $0.8 million related to temporary manufacturing inefficiencies associated with the closure of the Cochran production facility (“Cochran facility”) that was initiated in fiscal 2012. The temporary manufacturing inefficiencies consisted primarily of expenses associated with the initial set-up of production at a facility that assumed the production of certain products previously manufactured at the Cochran facility. The closure of the Cochran facility was principally completed by the end of the second quarter of fiscal 2013 and management anticipates that no further costs related to this streamlining effort will be incurred.
As the Company previously reported, a freight payment and audit service provider gave notice to its customers, including Acuity Brands, that the service provider suffered a failure in its internal system for processing and making payments stemming from a fraud at the freight service company. Management believes that Acuity Brands incurred a loss primarily related to funds disbursed by Acuity Brands to the service provider that were not subsequently remitted to freight carriers that provided services on behalf of Acuity Brands and additional costs related to recovery efforts. Based on available information, management estimates that the Company's pre-tax loss was approximately $8.1 million, which is included in SD&A Expenses. Acuity Brands is seeking to recover its loss through multiple sources including, but not limited to, claims against the freight service company and certain parties affiliated with the service provider as well as claims under insurance policies maintained by Acuity Brands. Based on available information,

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management cannot estimate the amount or timing of potential recovery, if any. Any future recovery will be recorded when realized.
Year-to-Date Results
Net sales for the first nine months of fiscal 2013 were $1,509.3 million compared with $1,419.5 million for the prior-year period, an increase of approximately 6 percent. Reported GAAP results for the first nine months of fiscal 2013 include operating profit of $143.3 million, net income of $82.5 million, and diluted EPS of $1.91. For the first nine month of the prior fiscal year, reported GAAP results included operating profit of $146.9 million, net income of $83.1 million, and diluted EPS of $1.95.Adjusted results for the first nine months of fiscal 2013, which exclude $8.2 million of pre-tax special charges for streamlining activities, $8.4 million of Cochran related temporary manufacturing inefficiencies, and a pre-tax loss of $8.1 million resulting from fraud perpetrated at the freight payment and audit service firm, include adjusted operating profit of $168.0 million, or 11.1 percent of net sales, compared with $158.1 million, or 11.1 percent of net sales, for the prior-year period. Adjusted net income for the first nine months of fiscal 2013 was $98.0 million compared with $90.6 million for the prior-year period. For the first nine months of fiscal 2013, adjusted diluted EPS were $2.27 compared with $2.13 for the year-ago period.
Outlook
Mr. Nagel commented, “Our performance expectations for the remainder of fiscal 2013 have not changed materially during the past quarter. Third-party forecasts and leading indicators suggest that the growth rate for the North American lighting market, which includes renovation and retrofit activity, will continue to be in the mid-single digits during the remainder of calendar 2013. While we still expect to see some volatility in demand among certain sales channels and geographies, our expectation for the near future is that overall demand in our end markets will continue to improve and be more consistent and broad-based. The favorable trend in our June order rates reflects this improvement. We believe opportunities continue to exist that will allow us to continue to outperform the markets we serve. These opportunities include benefits from growing renovation and tenant improvement projects, further expansion in underpenetrated geographies and channels, and growth from the introduction of new products and lighting solutions.”
Mr. Nagel concluded, “We believe the lighting and lighting-related industry will experience solid growth over the next decade, particularly as energy and environmental concerns come to the forefront, and we believe we are well positioned to fully participate in this exciting industry.”
Non-GAAP Financial Measures
Acuity Brands' management included in the above news release the terms "adjusted gross profit margin", “adjusted operating profit”, “adjusted operating profit margin”, “adjusted net income”, and “adjusted diluted

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EPS” which are non-GAAP financial measures provided to enhance the reader's overall understanding of the Company's current financial performance and prospects for the future. Specifically, management believes that adjusted gross profit margin, adjusted operating profit, adjusted operating profit margin, adjusted net income, and adjusted diluted EPS provide useful information to investors by excluding or adjusting items related to special charges associated with efforts to streamline the organization, Cochran related temporary manufacturing inefficiencies, and losses incurred as a result of fraud perpetrated at the freight payment and audit service firm formerly retained by the Company, all of which affected fiscal 2013 third quarter gross profit, operating profit, net income and diluted EPS. Management believes these items impacted the comparability of the Company's results and that they are not reflective of fixed costs that the Company will incur over the long term. However, we have incurred similar charges, other than with respect to losses incurred as a result of fraud perpetrated at the freight payment and audit service firm, in prior fiscal years and continually evaluate streamlining measures which could result in additional charges in future periods. These non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP. The most directly comparable GAAP measure for adjusted gross profit margin is "gross profit margin" which includes the temporary manufacturing inefficiencies. The most directly comparable GAAP measures for adjusted operating profit, adjusted operating profit margin, adjusted net income, and adjusted diluted EPS are “operating profit", “operating profit margin”, "net income" and "diluted EPS," respectively, which include the impact of the special charge, manufacturing inefficiencies, and the fraud-related loss. The non-GAAP financial measures included in this news release have been reconciled to the nearest GAAP measure.

Conference Call
As previously announced, the Company will host a conference call to discuss third quarter results today, July 2, 2013, at 10:00 a.m. ET. Interested parties may listen to this call live today or hear a replay at the Company's Web site: www.acuitybrands.com.
About Acuity Brands
Acuity Brands, Inc. is a North American market leader and one of the world's leading providers of lighting solutions for both indoor and outdoor applications. With fiscal year 2012 net sales of over $1.9 billion, Acuity Brands employs approximately 6,000 associates and is headquartered in Atlanta, Georgia with operations throughout North America, and in Europe and Asia. The Company's lighting solutions are sold under various brands, including Lithonia Lighting®, Holophane®, Peerless®, Gotham®, Mark Architectural Lighting™, Winona® Lighting, Healthcare Lighting®, Hydrel®, American Electric Lighting®, Carandini®, Antique Street

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Lamps™, Tersen®, Sunoptics®, Sensor Switch®, Lighting Control & Design™, Synergy® Lighting Controls, Pathway Connectivity™, Dark to Light®, ROAM®, RELOC® Wiring Solutions, acculamp® and eldoLED®.
Forward Looking Information
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as "expects," "believes," "intends," “estimates”, “forecasts,” "anticipates," “may,” “should”, “remain”, and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding: the Company's estimated effective tax rate for the fiscal 2013 full year; estimates regarding the amounts and timing of annualized pre-tax savings associated with streamlining activities initiated in 2013; expectations regarding transfer expenses and other costs related to streamlining activities; the Company's expectation that no further costs will be incurred with respect to the closure of the Cochran facility; the Company's estimated losses related to the fraud at a freight payment and audit service provider; third-party forecasts of a mid-single digit growth rate in the North American lighting market during the remainder of calendar 2013; expectation that overall demand in the Company's end markets will continue to improve and be more consistent and broad-based; expectation that opportunities continue to exist that will allow the Company to continue to outperform the markets it serves; and expectation of solid growth over the next decade for the lighting and lighting-related industry and the Company's position to fully participate. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of Acuity Brands and management's present expectations or projections. These risks and uncertainties include, but are not limited to, customer and supplier relationships and prices; competition; ability to realize anticipated benefits from initiatives taken and timing of benefits; market demand; litigation and other contingent liabilities; and economic, political, governmental, and technological factors affecting the Company. Please see the other risk factors more fully described in the Company's SEC filings including risks discussed in Part I, “Item 1a. Risk Factors” in the Company's Annual Report on Form 10-K for the year ended August 31, 2012. The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

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ACUITY BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(In millions, except share and per-share data)

	May 31, 2013	August 31, 2012
	(unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$301.9	$284.5
Accounts receivable, less reserve for doubtful accounts of $1.6 at May 31, 2013 and $1.4 at August 31, 2012	299.5	263.8
Inventories	201.2	194.1
Deferred income taxes	13.2	13.0
Prepayments and other current assets	21.6	23.6
Total Current Assets	837.4	779.0
Property, Plant, and Equipment, at cost:
Land	7.3	7.3
Buildings and leasehold improvements	110.0	115.5
Machinery and equipment	352.2	345.7
Total Property, Plant, and Equipment	469.5	468.5
Less — Accumulated depreciation and amortization	322.4	329.3
Property, Plant, and Equipment, net	147.1	139.2
Other Assets:
Goodwill	573.4	554.9
Intangible assets, net	242.0	230.8
Deferred income taxes	3.7	4.1
Other long-term assets	26.2	28.9
Total Other Assets	845.3	818.7
Total Assets	$1,829.8	$1,736.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$239.7	$232.7
Accrued compensation	25.1	44.9
Accrued pension liabilities, current	1.2	1.2
Other accrued liabilities	92.1	86.0
Total Current Liabilities	358.1	364.8
Long-Term Debt	353.5	353.5
Accrued Pension Liabilities, less current portion	90.3	90.1
Deferred Income Taxes	36.8	33.4
Self-Insurance Reserves, less current portion	7.3	6.6
Other Long-Term Liabilities	61.2	54.5
Commitments and Contingencies (see Commitments and Contingencies footnote)
Stockholders’ Equity:
Preferred stock, $0.01 par value; 50,000,000 shares authorized; none issued	—	—
Common stock, $0.01 par value; 500,000,000 shares authorized; 52,053,076 issued and 42,333,821 outstanding at May 31, 2013; 51,508,358 issued and 41,789,103 outstanding at August 31, 2012	0.5	0.5
Paid-in capital	725.7	703.1
Retained earnings	701.0	635.3
Accumulated other comprehensive loss items	(84.4)	(84.7)
Treasury stock, at cost, 9,719,255 shares at May 31, 2013 and August 31, 2012	(420.2)	(420.2)
Total Stockholders’ Equity	922.6	834.0
Total Liabilities and Stockholders’ Equity	$1,829.8	$1,736.9

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ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In millions, except per-share data)

	Three Months Ended		Nine Months Ended
	May 31, 2013	May 31, 2012	May 31, 2013	May 31, 2012
Net Sales	$541.5	$487.5	$1,509.3	$1,419.5
Cost of Products Sold	320.4	285.5	909.0	841.9
Gross Profit	221.1	202.0	600.3	577.6
Selling, Distribution, and Administrative Expenses	163.9	142.8	448.8	419.5
Special Charge	7.2	1.9	8.2	11.2
Operating Profit	50.0	57.3	143.3	146.9
Other Expense (Income):
Interest Expense, net	7.8	7.7	23.3	23.1
Miscellaneous (Income) Expense, net	(3.0)	(2.7)	(2.8)	(4.5)
Total Other Expense	4.8	5.0	20.5	18.6
Income before Provision for Income Taxes	45.2	52.3	122.8	128.3
Provision for Income Taxes	13.5	18.7	40.3	45.2
Net Income	$31.7	$33.6	$82.5	$83.1

Earnings Per Share:
Basic Earnings per Share	$0.74	$0.80	$1.93	$1.97
Basic Weighted Average Number of Shares Outstanding	42.2	41.6	42.0	41.4
Diluted Earnings per Share	$0.73	$0.79	$1.91	$1.95
Diluted Weighted Average Number of Shares Outstanding	42.6	42.0	42.4	41.9
Dividends Declared per Share	$0.13	$0.13	$0.39	$0.39

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ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)
(In millions, except share and per-share data)

	Three Months Ended		Nine Months Ended
	May 31, 2013	May 31, 2012	May 31, 2013	May 31, 2012
Net Income	$31.7	$33.6	$82.5	$83.1

Other Comprehensive Income/(Expense) Items:
Foreign Currency Translation Adjustments	(0.6)	(9.7)	0.1	(14.9)
Defined Benefit Pension Plans:
Prior service cost from plan amendment during period	—	—	(5.5)	—
Amortization of defined benefit pension items:
Prior service cost	0.2	—	0.5	0.1
Actuarial losses	1.6	1.0	4.7	3.0
Total Defined Benefit Pension Plans, net	1.8	1.0	(0.3)	3.1
Other Comprehensive Income/(Expense) Items before Provision for Income Taxes	1.2	(8.7)	(0.2)	(11.8)
Income Tax (Expense)/Benefit related to Other Comprehensive Income/(Expense) Items	(0.6)	(0.3)	0.5	(1.0)
Other Comprehensive Income/(Expense) Items after Provision for Income Taxes	0.6	(9.0)	0.3	(12.8)
Comprehensive Income/(Expense)	$32.3	$24.6	$82.8	$70.3

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ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In millions)

	Nine Months Ended
	May 31, 2013	May 31, 2012
Cash Provided by/(Used for) Operating Activities:
Net income	$82.5	$83.1
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	30.2	29.7
Share-based compensation expense	12.8	11.9
Excess tax benefits from share-based payments	(6.6)	(4.3)
(Gain) Loss on the sale or disposal of property, plant, and equipment	(2.4)	0.2
Asset impairments	0.3	0.1
Deferred income taxes	2.0	(0.8)
Other non-cash items	—	0.1
Change in assets and liabilities, net of effect of acquisitions, divestitures and effect of exchange rate changes:
Accounts receivable	(35.6)	(9.8)
Inventories	(4.7)	(3.7)
Prepayments and other current assets	(0.1)	(2.1)
Accounts payable	5.3	0.2
Other current liabilities	(7.4)	6.0
Other	(8.5)	(7.8)
Net Cash Provided by Operating Activities	67.8	102.8
Cash Provided by/(Used for) Investing Activities:
Purchases of property, plant, and equipment	(31.4)	(18.8)
Proceeds from sale of property, plant, and equipment	7.4	—
Acquisitions of business and intangible assets, net of cash acquired	(25.5)	(3.8)
Net Cash Used for Investing Activities	(49.5)	(22.6)
Cash Provided by/(Used for) Financing Activities:
Repurchases of common stock	—	(9.2)
Proceeds from stock option exercises and other	10.0	6.5
Excess tax benefits from share-based payments	6.6	4.3
Dividends paid	(16.8)	(16.5)
Net Cash Used for Financing Activities	(0.2)	(14.9)
Effect of Exchange Rate Changes on Cash	(0.7)	(7.2)
Net Change in Cash and Cash Equivalents	17.4	58.1
Cash and Cash Equivalents at Beginning of Period	284.5	170.2
Cash and Cash Equivalents at End of Period	$301.9	$228.3

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ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures
The tables below reconciles certain GAAP financial measures to the corresponding non-GAAP measures, which exclude special charges associated with efforts to streamline the organization, Cochran related temporary manufacturing inefficiencies, and losses incurred as a result of fraud perpetrated at the freight payment and audit service firm formerly retained by the Company. These non-GAAP financial measures, including adjusted gross profit margin, adjusted operating profit, adjusted operating profit margin, adjusted net income, and adjusted diluted earnings per share, are provided to enhance the user's overall understanding of the Company's current financial performance. Specifically, the Company believes these non-GAAP measures provide greater comparability and enhanced visibility into results by excluding the impact of the special charges. These non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP.

(In millions, except per share data)	Three Months Ended
	May 31, 2013		May 31, 2012
		% of Sales		% of Sales
Net Sales	$541.5		$487.5

Gross Profit (GAAP)	$221.1	40.8%	$202.0	41.4%
Add-back: Manufacturing inefficiencies	0.8		—
Adjusted Gross Profit (Non-GAAP)	$221.9	41.0%	$202.0	41.4%

Selling, Distribution, and Administrative Expenses	$163.9	30.3%	$142.8	29.3%
Less: Freight service provider fraud-related expense	8.1		—
Adjusted Selling, Distribution, and Administrative Expenses	$155.8	28.8%	$142.8	29.3%

Operating Profit (GAAP)	$50.0	9.2%	$57.3	11.8%
Add-back: Manufacturing inefficiencies	0.8		—
Add-back: Freight service provider fraud-related expense	8.1		—
Add-back: Special Charge	7.2		1.9
Adjusted Operating Profit (Non-GAAP)	$66.1	12.2%	$59.2	12.1%

Net Income (GAAP)	$31.7		$33.6
Add-back: Manufacturing inefficiencies, net of tax	0.5		—
Add-back: Freight service provider fraud-related expense, net of tax	5.0		—
Add-back: Special Charge, net of tax	4.7		1.2
Adjusted Net Income (Non-GAAP)	$41.9		$34.8

Diluted Earnings per Share (GAAP)	$0.73		$0.79
Add-back: Manufacturing inefficiencies, net of tax	0.01		—
Add-back: Freight service provider fraud-related expense, net of tax	0.12		—
Add-back: Special Charge, net of tax	0.11		0.03
Adjusted Diluted Earnings Per Share (Non-GAAP)	$0.97		$0.82

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(In millions, except per share data)	Nine Months Ended
	May 31, 2013		May 31, 2012
		% of Sales		% of Sales
Net Sales	$1,509.3		$1,419.5

Gross Profit (GAAP)	$600.3	39.8%	$577.6	40.7%
Add-back: Manufacturing inefficiencies	8.4		—
Adjusted Gross Profit (Non-GAAP)	$608.7	40.3%	$577.6	40.7%

Selling, Distribution, and Administrative Expenses	$448.8	29.7%	$419.5	29.6%
Less: Freight service provider fraud-related expense	8.1		—
Adjusted Selling, Distribution, and Administrative Expenses	$440.7	29.2%	$419.5	29.6%

Operating Profit (GAAP)	$143.3	9.5%	$146.9	10.3%
Add-back: Manufacturing inefficiencies	8.4		—
Add-back: Freight service provider fraud-related expense	8.1		—
Add-back: Special Charge	8.2		11.2
Adjusted Operating Profit (Non-GAAP)	$168.0	11.1%	$158.1	11.1%

Net Income (GAAP)	$82.5		$83.1
Add-back: Manufacturing inefficiencies, net of tax	5.2		—
Add-back: Freight service provided fraud-related expense, net of tax	5.0		—
Add-back: Special Charge, net of tax	5.3		7.5
Adjusted Net Income (Non-GAAP)	$98.0		$90.6

Diluted Earnings per Share (GAAP)	$1.91		$1.95
Add-back: Manufacturing inefficiencies, net of tax	0.12		—
Add-back: Freight service provided fraud-related expense, net of tax	0.12		—
Add-back: Special Charge, net of tax	0.12		0.18
Adjusted Diluted Earnings Per Share (Non-GAAP)	$2.27		$2.13